                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2001

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                         Regional Bank HOLDRS/SM/ Trust
                      [Issuer with respect to the receipts]

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-36480
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)

Item 5. Other Events

        State Street Corporation has announced a 2-for-1 stock split on its common stock payable to shareholders of record as of April 30, 2001. Subject to shareholder approval, State Street will begin trading on a split-adjusted basis on May 31, 2001. As of June 5, 2001, the share amount of State Street, represented by a round lot of 100 Regional Bank HOLDRS, will be 10.

        On February 27, 2001, U.S. Bancorp completed its merger with Firstar Corporation, both of which were formerly included in the Regional Bank HOLDRS. As a result of the merger, each share of U.S. Bancorp was exchanged for 1.265 new shares of U.S. Bancorp common stock and each share of Firstar was exchanged for one share of U.S. Bancorp common stock. The share amount of U.S. Bancorp represented by a round-lot of 100 Regional Bank HOLDRS is now 56.830.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

               99.1 Regional Bank HOLDRS Trust Prospectus Supplement dated March
                    30, 2001 to Prospectus dated June 22, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


Date: April 18, 2001                            By: /s/ STEPHEN G. BODURTHA
                                                    -----------------------
                                                Name: Stephen G. Bodurtha
                                                Title: Attorney-in-Fact

                                  EXHIBIT INDEX


Number and Description of Exhibit
---------------------------------

(99.1) Regional Bank HOLDRS/SM/ Trust Prospectus
Supplement dated March 30, 2001 to
Prospectus dated June 22, 2000.